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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                         of the Securities Exchange Act
                                     of 1934


Date of Report (Date of earliest event reported)         August 19, 1999
                                                  -----------------------------

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
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               (Exact name of registrant as specified in charter)


            Nevada                      0-14905                 13-3130236
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


             440 Madison Avenue, New York, New York      10022
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            (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code        (212) 688-3333
                                                     ---------------------

                                       N/A
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         (Former name or former address, if changed since last report.)




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Item 5.           Other Events.

                  On August 19, 1999, the Registrant issued and sold $4,750,000 principal amount of its 6% secured convertible debentures due 2004 (the "Debentures") and warrants to purchase 712,500 shares of common stock to two accredited institutional investors (the "Purchasers") for a total purchase price of $4,750,000 under a Secured Convertible Debenture Purchase Agreement dated as of August 19, 1999 (the "Purchase Agreement"). The net proceeds from the sale have been used to repay $750,000 of a $1,875,000 bridge note. An additional $1,149,038 has been deposited in escrow to redeem the Registrant's 14% Convertible Notes due April 21, 2000, including premium and accrued interest. As of September 3, 1999, approximately $613,000 principal amount of these notes was outstanding. The 14% notes may be converted prior to redemption and to the extent they are converted, less than the amount deposited in escrow will be required to redeem the outstanding 14% notes, with any excess to be repaid to the Registrant. The remainder of the net proceeds from the sale will be available for drilling and exploration activities in Kazakstan and for the Registrant's refining operations in the gulf coast of the U.S.

                  The Registrant has agreed to sell to the Purchasers, and the Purchasers have agreed to purchase, an additional $2,250,000 principal amount of Debentures and warrants to purchase an additional 337,500 shares of common stock ten business days after the date upon which a registration statement for the resale of the shares of common stock that may be acquired upon conversion of the Debentures and the exercise of the warrants sold on August 19, 1999 is declared effective by the SEC. The second closing is subject to notification from the Registrant to the Purchasers, within five business days after the registration statement has been declared effective by the SEC, that certain conditions to closing have been satisfied, including compliance with all applicable requirements for continued listing of the common stock on the Nasdaq National Market and the absence of (1) any state of facts or events that would have a material adverse effect on (a) the business, operations, properties, prospects or financial condition of the Registrant, (b) the closing bid price or trading volume of the common stock, or (2) any condition, circumstance or situation that would prohibit or otherwise in any material respect interfere with the ability of the Registrant to perform its obligations under, or contemplated by, the Purchase Agreement. If a second closing occurs, a portion of the net proceeds from that sale will be used to pay the remaining principal balance of the bridge note. The balance of the net proceeds will be available for drilling and exploration activities in Kazakstan and for the Registrant's refining operations in the gulf coast of the U.S.

                  The Debentures are payable on August 19, 2004, or earlier upon acceleration following the occurrence of an event of default. Payment of the Debentures is secured by a security interest in specified equipment of the Registrant's wholly owned subsidiary, St. Mark's Refinery, Inc. Except to the extent payment of the Debentures is secured by the security interest in the collateral, payment of the Debentures is junior and subordinate in right of payment to the Registrant's convertible secured debentures due February 19, 2004 in the principal amount of $10,000,000.

                  The Debentures bear interest at the rate of 6% per annum, payable on the last day of each calendar quarter, commencing December 31, 1999. Interest is payable in cash, or at the Registrant's option, in shares of common stock, calculated in accordance with the conversion price formula, described below.
                  The Debentures are convertible into shares of the Registrant's common stock, at the option of the holder thereof, subject to the limitations stated below. The conversion price is equal to 85% of the average of the lowest three closing bid prices of the common stock for the 20 trading days prior to the date upon which the holder gives notice of conversion. The maximum conversion price is $1.214. Since there is no minimum conversion price, except for the limitation set forth below required by the rules of The Nasdaq Stock Market, Inc., there is no limitation on the number of shares of common stock that may be acquired upon conversion. The right of conversion is subject to the following limitations:
                         1. The Debentures are convertible upon the earliest of

                               a.    November 17, 1999

                               b.    The date upon which a registration
                                     statement for the resale of the shares of common stock that may be acquired upon conversion of the Debentures and the exercise of the warrants issued on August 19, 1999 is declared effective by the SEC.

                               c. After the closing bid price of the common stock has been at least $2.50 per share on any trading date commencing August 19, 1999.

                         2. The number of shares of common stock that the holder may acquire upon conversion of the Debentures, together with shares beneficially owned by the holder and its affiliates, may not exceed 4.9% of the total outstanding shares of common stock.

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                         3.    The number of shares of common stock that the
                               holder may acquire upon conversion of the Debentures may not exceed 19.9% of the shares of common stock outstanding on August 19, 1999, the date upon which the convertible debentures were issued, until stockholders approve the issuance upon conversion of more than that number of shares. This limitation is required by the rules of The Nasdaq Stock Market, Inc.

                  The Registrant may redeem the Debentures at a redemption price equal to the product of the number of shares of common stock that the holder could have acquired upon conversion on the date the redemption notice is delivered to the holder and the closing bid price of a share of common stock on the trading day immediately preceding that date.

                  The warrants may be exercised at any time before August 19, 2004, at an exercise price of $1.453 per share. The number of shares of common stock that the holder may acquire upon exercise of the warrants, together with shares beneficially owned by the holder and its affiliates, may not exceed 4.9% of the total outstanding shares of common stock.

                  The Debentures and warrants were issued pursuant to the exemption from the registration requirements of the Securities Act provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC under that Section. The Company has agreed to file a registration statement for the resale of the shares of common stock that may be acquired upon conversion of the Debentures and the warrants.

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Item 7.           Financial Statements and Exhibits.

                  (c)    Exhibits

                  4.1 Form of Secured Convertible Debenture Purchase Agreement dated as of August 19, 1999.
                  4.2 Form of 6% Secured Convertible Debenture (included as Exhibit A to Exhibit 4.1)
                  4.3 Form of Registration Rights Agreement (included as Exhibit C to Exhibit 4.1)
                  4.4    Form of Security Agreement (included as Exhibit D to
                         Exhibit 4.1)
                  4.5 Form of Common Stock Purchase Warrant (included as Exhibit E to Exhibit 4.1)




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             AMERICAN INTERNATIONAL
                                             PETROLEUM CORPORATION


Dated:   September 9, 1999                  By:  s/ Denis J. Fitzpatrick
         New York, New York                       ------------------------------
                                                  Denis J. Fitzpatrick
                                                  Vice President and
                                                  Chief Financial Officer






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